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                      [CHADBOURNE & PARKE LLP LETTERHEAD]

                                November 6, 1997

OPINION LETTER

Lamar Advertising Company
5551 Corporate Boulevard
Baton Rouge, LA 70808

Ladies and Gentlemen:

     We are acting as special counsel to Lamar Advertising Company (the "Company"), a corporation organized under the laws of the State of Delaware, in connection with the offer to exchange (the "Exchange Offer") $1,000 principal amount of the Company's 8 5/8% Senior Subordinated Notes due September 15, 2007 (the "Exchange Notes") for each $1,000 principal amount of the Company's outstanding 8 5/8% Senior Subordinated Notes due September 15, 2007 (the "Private Notes"). The Exchange Notes are being registered by means of a registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission by the Company pursuant to the Securities Act of 1933, as amended (the "Act"). The Private Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of September 25, 1997 (the "Indenture"), among the Company, the Guarantors and State Street Bank and Trust Company, as Trustee. Unless otherwise defined herein, terms defined in the Registration Statement are used herein as defined therein.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

          1. The Exchange Notes, substantially in the form as set forth in an exhibit to the Indenture filed as Exhibit 4.1 to the Registration Statement, have been duly authorized by the Company and, when the Exchange Notes are executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and issued and delivered by the Company in exchange for the Private Notes in accordance with the Exchange Offer in the manner described in the Registration Statement, the
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     Exchange Notes will constitute valid and binding obligations of the
     Company, enforceable against the Company in accordance with their terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) rights to acceleration, the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings therefor may be brought.

          2. When the Exchange Notes are executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered by the Company, and assuming that the Guarantees have been duly authorized and executed by the Guarantors, the Exchange Notes will be entitled to the benefits of the Guarantees, and the Guarantees will constitute valid and legally binding agreements of each of the Guarantors in accordance with their terms set forth in the Indenture except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) rights to acceleration, the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings therefor may be brought.

     As contemplated by the qualifications set forth in paragraphs (1) and (2) above, in rendering the foregoing opinions, we are expressing no opinion as to federal or state laws relating to fraudulent transfers.

     We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the laws of the State of New York, the Delaware General Corporation Law and the federal law of the United States of America. In rendering the foregoing opinions, we have assumed that the Indenture and the Guarantees have been duly authorized by, and are the valid and legally binding obligations of each Guarantor under the applicable laws of each such entity's jurisdiction of incorporation or organization, as the case may be.

     We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,

                                            CHADBOURNE & PARKE LLP

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